Exhibit 15

                       COOPERS & LYBRAND L.L.P.
                           P. O. Box 9741
                       Portland, ME  04104-5059









Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

RE:  Hannaford Bros. Co. 1988 Stock Plan
     Registration on Form S-8


We are aware that our report dated April 20, 1995, on our review of interim financial information on Hannaford Bros. Co. and Subsidiaries as of April 1, 1995 and for the three month periods ended April 1, 1995 and April 2, 1994, and included in Form 10-Q for the quarter then ended is incorporated by reference in this registration statement. Pursuant to rule 436(c) under the Securities Act of 1933, this report should not be considered a part of this registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.



                                           s/Coopers & Lybrand L.L.P.

                                           Coopers & Lybrand L.L.P.


Portland, Maine
June 27, 1995